UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
August 27, 2021 (August 26, 2021)

Diversicare Healthcare Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-12996	62-1559667
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1621 Galleria Boulevard, Brentwood, TN 37027
(Address of Principal Executive Offices) (Zip Code)

(615) 771-7575
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DVCR	OTCQX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01.	Entry into a Material Definitive Agreement.
Merger Agreement

On August 26, 2021, Diversicare Healthcare Services, Inc., a Delaware corporation (the “Company”), DAC Acquisition LLC, a Delaware limited liability company (“Parent”), and DVCR Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement.

The Board of Directors of the Company (the “Company Board”), has unanimously (i) approved and declared advisable the Merger Agreement and the Merger, (ii) determined that the Merger is in the best interests of the Company and its stockholders, (iii) directed that the Merger Agreement be submitted to the stockholders of the Company for adoption and (iv) recommended that the Company’s stockholders vote in favor of the adoption of the Merger Agreement and the transactions contemplated thereby.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Company common stock, par value $0.01 per share (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock held by the Company as treasury stock or owned by Parent or Merger Sub and (ii) shares of Company Common Stock held by stockholders who have properly and validly exercised their statutory rights of appraisal in respect of such shares) will be automatically converted into the right to receive cash in an amount equal to $10.10 per share, net of applicable withholding taxes and without interest thereon (the “Merger Consideration”).

At the Effective Time, by virtue of the Merger and without any action on the part of the holders, (i) each outstanding option to purchase shares of Company Common Stock (each, a “Company Option”) issued under the Diversicare Healthcare Services, Inc. 2010 Long-Term Incentive Plan, (the “Incentive Plan”), whether or not vested, will be cancelled and, in consideration thereof, the holder of such Company Option will receive an amount (such amount, the “Company Option Consideration”) in cash equal to, net of applicable tax withholding, the product of (x) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock underlying such Company Option, multiplied by (y) the total number of shares of Company Common Stock subject to such Company Option; (ii) each outstanding restricted stock unit of the Company (each, a “Company RSU Award”) issued under the Incentive Plan, whether or not vested, will be cancelled and, in consideration thereof, the holder of such Company RSU Award shall receive an amount (such amount, the “Company RSU Award Consideration”) in cash equal to, net of applicable tax withholding, the Merger Consideration in respect of each share of Company Common Stock subject to such Company RSU Award; (iii) each outstanding share of restricted stock (each a “Company Restricted Stock Award”) issued under the Incentive Plan, whether or not vested, will be cancelled and, in consideration thereof, the holder of such Company Restricted Stock Award shall receive an amount (such amount, the “Company Restricted Stock Award Consideration”) in cash equal to, net of applicable tax withholding, the Merger Consideration in respect of each share of Company Common Stock subject to such Company Restricted Stock Award; and (iv) each outstanding stock appreciation right (each, a “Company Stock Appreciation Right”) issued under the Incentive Plan, and has an exercise price per share of Company Common Stock that is less than the Merger Consideration, will be cancelled and, in consideration thereof, the holder of such Company Stock Appreciation Right will receive an amount (such amount, the “Company Stock Appreciation Right Consideration”) in cash equal to, net of applicable tax withholding, the product of (x) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock underlying such Company Stock Appreciation Right, multiplied by (y) the total number of shares of Company Common Stock subject to such Company Stock Appreciation Right. For the avoidance of doubt, any Company Option or Company Stock Appreciation Right with an exercise price equal to or greater than the Merger Consideration shall be canceled for no consideration.

The completion of the Merger is subject to the satisfaction or waiver of certain customary conditions, including, among others: (i) the adoption of the Merger Agreement by the Company’s stockholders (the “Company Stockholder Approval”); (ii) the absence of any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger issued by any Governmental Entity of competent jurisdiction; (iii) termination or expiration of any waiting periods applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) the representations and warranties of the parties being true and correct subject to certain materiality qualifications and all covenants of the parties having been complied with in all material respects; and (v) the absence of a Company Material Adverse Effect on the Company. The Merger is not subject to any approval by the stockholders of Parent and Parent's obligations under the Merger Agreement are guaranteed by Ephram Lahasky and MED Healthcare Partners LLC. Parent may terminate the

Merger Agreement upon payment of a termination fee of $4.2 million (the “Parent Termination Fee”). The Merger Agreement further provides that upon termination of the Merger Agreement by the Company or Parent upon specified conditions, the Company will be required to pay Parent a termination fee of $2.1 million.
The Merger Agreement contains representations and warranties customary for transactions of this type. The Company has agreed to various customary covenants and agreements, including, among others, (i) to conduct its and its subsidiaries’ businesses in the ordinary course between the execution of the Merger Agreement and the Effective Time; (ii) not to engage in certain kinds of transactions during this period; and (iii) to call a special meeting of the Company’s stockholders to adopt the Merger Agreement and obtain Company Stockholder Approval (the “Stockholders Meeting”).

The Merger Agreement prohibits the Company and its subsidiaries and representatives from soliciting, providing information or entering into discussions concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions. However, during the period from August 26, 2021 and continuing until 11:59 p.m. (EST) on September 30, 2021 (the “Go-Shop Period”), the Company is permitted to solicit, or initiate any acquisition proposal and engage in, enter into, continue or otherwise participate in any discussions or negotiations with respect to any acquisition proposal. At the end of the Go-Shop Period, the Company will cease such activities, and will be subject to customary “no-shop” restrictions on its ability to solicit third party proposals relating to alternative transactions or to provide information to and engage in discussions with a third party (other than any Excluded Party, as described below) in relation to an alternative transaction, subject to certain customary exceptions to permit the Company Board to comply with its fiduciary duties. However, the Company may continue to engage in the foregoing activities with any third party that made an acquisition proposal prior to the end of the Go-Shop Period that the Company Board has determined in good faith, is or could reasonably be expected to result in a superior proposal as defined in the Merger Agreement (each, an “Excluded Party”), but only for so long as such third party is an Excluded Party.

The Merger Agreement contains certain termination rights for the Company and Parent, including, among others, (i) by mutual agreement of the Company and Parent to terminate, (ii) by either party if the Effective Time has not occurred on or before February 28, 2022 (the “End Date”), (iii) by either party if any law or order that makes the Merger illegal or that prohibits the consummation of the Merger has become final and nonappealable, or any demand by a Governmental Entity for the payment of a material amount of money solely due to the Merger, (iv) by either party if the Company Stockholder Approval is not obtained after a final vote of the Company’s stockholders has been taken at the Stockholders Meeting, (v) by Parent if the Company Board changes its recommendation with respect to the Merger to the Company’s stockholders, (vi) by the Company, prior to obtaining the Company Stockholder Approval, in order to accept a Superior Proposal (as defined below), (vii) by Parent if the Company has breached or failed to perform any of its representations and warranties, covenants or obligations under the Merger Agreement such that a closing condition would be incapable of being satisfied by the End Date (viii) by the Company if Parent has breached or failed to perform any of its representations and warranties, covenants or obligations under the Merger Agreement such that a closing condition would be incapable of being satisfied by the End Date and (ix) by Parent accompanied by concurrent full payment of the Parent Termination Fee.

Prior to obtaining the Company Stockholder Approval, the Company Board may, in each case subject to the limitations set forth in the Merger Agreement, change its recommendation that stockholders vote to adopt the Merger Agreement in response to (i) any material change in circumstance affecting the Company that was not known to or reasonably foreseeable by the Company Board as of or prior to the date of the Merger Agreement and becomes known to the Company Board after the date of the Merger Agreement and prior to the date of the Stockholders Meeting, subject to certain exceptions (a “Change in Circumstance”), or (ii) a bona fide, unsolicited written Acquisition Proposal that the Company Board (or a committee thereof) determines in good faith, after consultation with the Company’s independent financial advisor and outside legal counsel would result in a transaction that is more favorable from a financial point of view to the holders of Company Common Stock than the Merger (a “Superior Proposal”), in which case the Company may also terminate the Merger Agreement to enter into a definitive agreement concerning such Superior Proposal, subject to certain conditions including payment of the Termination Fee described above. In each of the foregoing cases, such change of recommendation is permissible only if the Company Board determines that the failure to so change its recommendation in such circumstances would be inconsistent with its fiduciary obligations to the stockholders of the Company under Delaware law.

Before the Company Board may change its recommendation in connection with a Change in Circumstance or a Superior Proposal, or terminate the Merger Agreement to accept a Superior Proposal, the Company must provide Parent five business days’ notice that the Company Board intends to change its recommendation, during which period the Company will negotiate with Parent in good faith (to the extent Parent desires to do so) to make adjustments to the terms and conditions of the Merger Agreement so as to permit the Company Board to determine that the failure to change its recommendation in respect of the Change in Circumstance would no longer be inconsistent with its fiduciary obligations or that the acquisition proposal no longer constitutes a Superior Proposal. In the event of any change to any financial term or any other material term of a Superior

Proposal, the Company must provide a new notice to Parent and an additional period of three business days for such negotiations.

If the Merger is consummated, the Company’s common stock will no longer be traded on the OTCQX and will be deregistered under the Securities Exchange Act of 1934, as amended.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement has been attached solely to provide the Company’s investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub, or their respective subsidiaries or affiliates. It is not intended to be a source of financial, business or operational information about the Company or Parent, or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement: (i) are made only for purposes of the Merger Agreement and are made as of specific dates; (ii) are solely for the benefit of the parties; (iii) may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, the representations, warranties and covenants in the Merger Agreement, or any descriptions thereof, should not be relied upon as characterizations of the actual state of facts about the Company or Parent, or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

 Voting Agreement

In connection with the execution of the Merger Agreement, Parent entered into a voting and support agreement (the “Voting Agreement”) with the Company’s directors, who collectively hold approximately 33.4% of the outstanding shares of Company Common Stock. The Voting Agreement provides that, among other things, each of the stockholders party thereto will vote or cause to be voted, all of the shares of Company Common Stock beneficially owned by such stockholder (i) in favor of the stockholder proposals submitted at the Stockholders Meeting, including the adoption of the Merger Agreement, and (ii) against any alternative acquisition proposal and certain other actions, including actions that would reasonably be expected to result in a material breach of the Merger Agreement or prevent or materially impair or delay consummation of the Merger prior to the End Date.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the Voting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Other Events

On August 27, 2021, the Company issued a press release announcing its entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Additional Information and Where to Find It

This communication relates to the proposed Merger involving the Company and may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed Merger, the Company will file relevant materials with the SEC, including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC or send to the Company’s stockholders in connection with the proposed Merger. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS

(INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER AND RELATED MATTERS. The proposed Merger will be submitted to the Company’s stockholders for their consideration. Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed by the Company with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC will also be available free of charge on the Company’s website at www.DVCR.com or by contacting the Company at Diversicare Healthcare Services, Inc., 1621 Galleria Boulevard, Brentwood, Tennessee 37027, Attention: Investor Relations.

Participants in the Solicitation

The Company and its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger under the rules of the SEC. Information about the directors and executive officers of the Company and their ownership of shares of the Company Common Stock is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 11, 2021, its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 26, 2021, and in subsequent documents filed or to be filed with the SEC, including the Proxy Statement. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the Merger, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described above.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company generally identifies forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The Company has based these forward-looking statements largely on its then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with the Company’s ability to obtain the stockholder approval or regulatory approval required to consummate the proposed Merger and the timing of the closing of the proposed Merger, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed Merger will not occur; (ii) the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (iv) unanticipated difficulties or expenditures relating to the proposed Merger, the response of business partners and competitors to the announcement of the proposed Merger, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed Merger; (v) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (vi) the response of Company stockholders to the Merger Agreement; and (vi) those risks detailed in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by the Company from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. The Company cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Number        Exhibit
2.1     Agreement and Plan of Merger by and among DAC Acquisition LLC, DVCR Acquisition Corporation and Diversicare Healthcare Services, Inc. dated August 26, 2021
10.1        Voting and Support Agreement dated August 26, 2021
99.1        Press release dated August 27, 2021
104         Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Diversicare Healthcare Services, Inc.

By: /s/ Kerry D. Massey
Kerry D. Massey
Chief Financial Officer

                            Date:    August 27, 2021